UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

 Persuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

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CORINTHIAN COLLEGES, INC.

(Exact name of Registrant as specified in its charter)

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Delaware	0-25283	33-0717312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Hutton Centre Drive, Suite 400, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

(714) 427-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)          On February 5, 2015, Corinthian Colleges, Inc. (the “Company”) received a letter (the “Letter”) from The NASDAQ Stock Market (“Nasdaq”) stating that as a result of failure to comply with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), trading of the Company’s common stock will be suspended from The NASDAQ Capital Market at the opening of business on February 17, 2015 and a Form 25-NSE will be filed with the U.S. Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq. The Rule requires timely filing of periodic reports with the SEC and the Company has not timely filed its Annual Report on Form 10-K for its fiscal year ended June 30, 2014 and its Quarterly Reports on Form 10-Q for its fiscal quarters ended September 30, 2014 and December 31, 2014. The Company was previously granted an exception by Nasdaq until January 30, 2015 to regain compliance with the Rule, however the Company has not been able to file these periodic reports.

Under the Nasdaq Listing Rules, the Company may appeal the Nasdaq staff’s determination (the “Staff Determination”) to a Hearings Panel, which has the authority to grant an exception to the Nasdaq Listing Rules for a period not to exceed 180 days from the February 5, 2015 Staff Determination. Under the Nasdaq Listing Rules, when the Company requests a hearing, it may also request a stay of the suspension, pending the hearing.

The Company has until 4:00 p.m. Eastern Time on February 12, 2015 to request a hearing and an extended stay. The Company does not intend to appeal the Staff’s Determination.

Item 9.01      Financial Statements and Exhibits

(d)                                 Exhibits.

99.1                        Press Release issued by the Company on February 11, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORINTHIAN COLLEGES, INC.

Date: February 11, 2015	By:	/s/ Stan A. Mortensen
Stan A. Mortensen
Executive Vice President and
General Counsel